SEMPRA ENERGY

2008 LONG TERM INCENTIVE PLAN

2010 PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD

You have been granted a performance-based restricted stock unit award representing the right to receive the number of shares of Sempra Energy Common Stock set forth below, subject to the vesting conditions set forth below.  The restricted stock units, and dividend equivalents with respect to the restricted stock units, under your award may not be sold or assigned and will be subject to forfeiture unless and until they vest based upon the satisfaction of total shareholder return performance criteria for a performance period beginning on January 1, 2010 and ending in January 2014.   Shares of Common Stock will be distributed to you after the completion of the performance period ending in January 2014, if the restricted stock units vest under the terms and conditions of your award.

The terms and conditions of your award are set forth in the attached Year 2010 Restricted Stock Unit Award Agreement and in the prospectus for the Sempra Energy 2008 Long Term Incentive Plan, which is enclosed.  The summary below highlights selected terms and conditions but it is not complete and you should carefully read the attachments to fully understand the terms and conditions of your award.

SUMMARY

Date of Award:	January 4, 2010
Name of Recipient:
Recipient’s Employee Number:
Number of Restricted Stock Units (prior to any dividend equivalents):
At Target:
At Maximum (150% of Target)
Award Date Fair Market Value per Share of Common Stock:	$55.90
Restricted Stock Units:

Your restricted stock units represent the right to receive shares of Common Stock in the future, subject to the terms and conditions of your award.  Your restricted stock units are not shares of Common Stock.  The target number of restricted stock units will vest (as described below), if the target total shareholder return (a return at the 50th percentile) is achieved.  If above target total shareholder return is achieved, you may vest in up to the maximum number of restricted stock units.

Vesting/Forfeiture of Restricted Stock Units:

Your restricted stock units will vest only upon and only to the extent that the Compensation Committee determines and certifies that Sempra Energy has met specified total shareholder return performance criteria for the performance period beginning on January 1, 2010 and ending at the close of trading on the first New York Stock Exchange trading day of 2014.  Any restricted stock units that do not vest upon the Compensation Committee's determination and certification will be forfeited.

Transfer Restrictions:
Your restricted stock units may not be sold or otherwise transferred and will remain subject to forfeiture conditions until they vest.
Termination of Employment:
Your restricted stock units also may be forfeited if your employment terminates.
Dividend Equivalents:

You also have been awarded dividend equivalents with respect to your restricted stock units.  Your dividend equivalents represent the right to receive additional shares of Common Stock in the future, subject to the terms and conditions of your award.  Your dividend equivalents will be determined based on the dividends that you would have received, had you held shares of Common Stock equal to the vested number of your restricted stock units from the date of your award to the date of the distribution of shares of Common Stock following the vesting of your restricted stock units, and assuming that the dividends were reinvested in Common Stock (and any dividends on such shares were reinvested in Common Stock).  The dividends will be deemed reinvested in Common Stock in the same manner as dividends reinvested pursuant to the terms of the Sempra Dividend Reinvestment Plan.  Your dividend equivalents will be subject to the same transfer restrictions and forfeiture and vesting conditions as the shares represented by your restricted stock units.

Distribution of Shares:

Shares of Common Stock will be distributed to you to the extent your restricted stock units vest.  The shares will be distributed to you after the completion of the performance period ending in January 2014 and the Compensation Committee’s determination and certification of Sempra Energy’s total shareholder return for the performance period.  The shares of Common Stock will include the additional shares to be distributed pursuant to your dividend equivalents.

Taxes:
Upon distribution of shares of Common Stock to you, you will be subject to income taxes on the value of the distributed shares at the time of distribution and must pay applicable withholding taxes.

To accept your award you must sign the accompanying copy of this page and promptly return it to Sempra Energy.  By doing so, you agree to all of the terms and conditions set forth in this Cover Page/Summary, the attached Year 2010 Restricted Stock Unit Award Agreement and the Sempra Energy 2008 Long Term Incentive Plan.

Recipient:	X
(Signature)

Sempra Energy:	/s/ Donald E. Felsinger
(Signature)

Title:	Chairman & Chief Executive Officer

SEMPRA ENERGY

2008 LONG TERM INCENTIVE PLAN

Year 2010 Restricted Stock Unit Award Agreement

Award:

You have been granted a performance-based restricted stock unit award under Sempra Energy’s 2008 Long Term Incentive Plan.  The award consists of the number of restricted stock units set forth on the Cover Page/Summary to this Agreement, and dividend equivalents with respect to the restricted stock units (described below).

Your restricted stock units represent the right to receive shares of Common Stock in the future, subject to the terms and conditions of your award.  Your restricted stock units are not shares of Common Stock.

Each restricted stock unit represents the right to receive one share of Common Stock upon the vesting of the unit.

Unless and until they vest, your restricted stock units and any dividend equivalents (as described below) will be subject to transfer restrictions and forfeiture and vesting conditions.

Your restricted stock units (and dividend equivalents) will vest only upon and only to the extent that the Compensation Committee of Sempra Energy's Board of Directors determines and certifies that Sempra Energy has met specified total shareholder return criteria for the performance period beginning January 1, 2010 and ending in January 2014.  Any restricted stock units (and dividend equivalents) that do not vest upon the Compensation Committee's determination and certification will be forfeited.

Your restricted stock units (and dividend equivalents) also may be forfeited if your employment terminates before they vest.

See “Vesting/Forfeiture,” “Transfer Restrictions,” and “Termination of Employment” below.

Vesting/Forfeiture:

Your restricted stock units (and dividend equivalents, as described below) will vest only upon and only to the extent that the Compensation Committee of Sempra Energy's Board of Directors determines and certifies that Sempra Energy has met the following total shareholder return performance criteria for the performance period beginning on January 1, 2010 and ending on the close of trading on the first New York Stock Exchange trading day of 2014:

▪

 The percentage of your target number of restricted stock units that vest will be determined as follows, based on the percentile ranking for the performance period (as measured at the end of the performance period) of Sempra Energy’s cumulative total shareholder return (consisting of per share appreciation in Common Stock plus dividends and other distributions paid on Common Stock) among the companies (ranked by cumulative total shareholder returns) in the S&P 500 Utility Index, as determined and certified by the Compensation Committee.

Sempra EnergyTotal Shareholder

Percentage of Target
Return Percentile

Number of Restricted
       Ranking

Stock Units that Vest

75th

150%

70th

140%

65th

130%

60th

120%

55th

110%

50th

100%

45th

70%

40th

40%

35th

0

If the percentile ranking does not equal a ranking shown in the above table, the percentage of your target number of restricted stock units that vest will be determined by a linear interpolation between the next lowest percentile shown in the table and the next highest percentile shown on the table.

o

If the percentile ranking is at or above the 75th percentile, 150% of your target number of restricted stock units will vest.

o

If the percentile ranking is at or below the 35th percentile, none of your restricted stock units will vest.

•

The Compensation Committee also will determine and certify the percentile ranking of Sempra Energy’s cumulative total shareholder return  for the performance period (as measured at the end of the performance period) among the companies (ranking by cumulative total shareholder returns) in the S&P 500 Composite Index.  If the Compensation Committee determines and certifies that Sempra Energy’s cumulative total shareholder return is at or above the 50th percentile among the companies in the S&P 500 Composite Index, the percentage of your target number of restricted stock units that vest will be not less than 100%.

•

As soon as reasonably practicable following the end of the performance period, the Compensation Committee will determine and certify the extent to which Sempra Energy has met the performance criteria and the extent, if any, as to which your restricted stock units have then vested.  You will receive the number of shares of Common Stock equal to the number of your vested restricted stock units after the Compensation Committee’s determination and certification.  Also, you will receive the number of shares of Common Stock equal to your dividend equivalents after the Compensation Committee’s determination and certification.  Certificates for the shares will be issued to you or transferred to an account that you designate.  When the shares of Common Stock are issued to you, your restricted stock units (vested and unvested) and your dividend equivalents will terminate.

•

Examples illustrating the application of the vesting provisions are shown in Exhibit A to this Award Agreement.

Transfer Restrictions:	You may not sell or otherwise transfer or assign your restricted stock units (or your dividend equivalents).
Dividend Equivalents:

You also have been awarded dividend equivalents with respect to your restricted stock units.  Your dividend equivalents represent the right to receive additional shares of Common Stock in the future, subject to the terms and conditions of your award.  Your dividend equivalents will be determined based on the dividends that you would have received, had you held shares of Common Stock equal to the vested number of your restricted stock units from the date of your award to the date of the distribution of shares of Common Stock following the vesting of your restricted stock units, and assuming that the dividends were reinvested in Common Stock (and any dividends on such shares were reinvested in Common Stock).  The dividends will be deemed reinvested in Common Stock in the same manner as dividends reinvested pursuant to the terms of the Sempra Dividend Reinvestment Plan.

Your dividend equivalents will be subject to the same transfer restrictions and forfeiture and vesting conditions as your restricted stock units.  They will vest when your restricted stock units vest.

Also, your restricted stock units (and dividend equivalents) will be adjusted to reflect stock dividends on shares of Common Stock or as the result of a stock-split, recapitalization, reorganization or other similar transaction in accordance with the terms and conditions of the 2008 Long Term Incentive Plan.   Any additional restricted stock units (and dividend equivalents) awarded to you as a result of such an adjustment also will be subject to the same transfer restrictions, forfeiture and vesting conditions and other terms and conditions that are applicable to your restricted stock units.

No Shareholder Rights:

Your restricted stock units (and dividend equivalents) are not shares of Common Stock.  You will have no rights as a shareholder unless and until shares of Common Stock are issued to you following the vesting of your restricted stock units (and dividend equivalents) as provided in this Agreement and the 2008 Long Term Incentive Plan.

Distribution of Shares:

As described in “Vesting/Forfeiture” above, the Compensation Committee will determine and certify the extent to which Sempra Energy has met the performance criteria and the extent, if any, as to which your restricted stock units have then vested.

You will receive the number of shares of Common Stock equal to the number of your restricted stock units that have vested.  However, in no event will you receive under this award, and other awards granted to you under the 2008 Long Term Incentive Plan in the same fiscal year of Sempra Energy, more than the maximum number of shares of Common Stock permitted under the 2008 Long Term Incentive Plan.  Also, you will receive the number of shares of Common Stock equal to your dividend equivalents after the Compensation Committee’s determination and certification.

You will receive the shares as soon as practicable following the Compensation Committee’s determination and certification (and in no event later than March 15, 2014).  Once you receive the shares of Common Stock, your vested and unvested restricted stock units (and dividend equivalents) will terminate.

Termination of Employment:
▪ Termination:

If your employment with Sempra Energy and its subsidiaries terminates for any reason prior to the vesting of your restricted stock units (and dividend equivalents) (other than under the circumstances set forth in the next paragraph), all of your restricted stock units (and dividend equivalents) will be forfeited.  The vesting of your restricted stock units does not occur until the date of the Compensation Committee’s determination and certification described above.

If your employment terminates and you had both completed five years of continuous service with Sempra Energy and its subsidiaries AND met any of the following conditions:

1.)

your employment terminates after December 31, 2010 and at the date of termination you had  attained age 55; or

2.)

your employment terminates after November 30, 2010 and at the date of termination you had attained age 62; or

3.)

at the date of termination you had attained age 65 and you were an officer subject to the company’s mandatory retirement policy;

your restricted stock units (and dividend equivalents) will not be forfeited but will continue to be subject to the transfer restrictions and vesting conditions and other terms and conditions of this Agreement

▪ Leaves of Absence:

Your employment does not terminate when you go on military leave, a sick leave or another bona fide leave of absence, if the leave was approved by your employer in writing.  But your employment will be treated as terminating 90 days after you went on leave, unless your right to return to active work is guaranteed by law or by a contract.  And your employment terminates in any event when the approved leave ends, unless you immediately return to active work.  Your employer determines which leaves count for this purpose.

Taxes:

The following is a general summary of the federal income tax consequences of your Restricted Stock Unit Award.  The summary may not cover your particular circumstances because it does not consider foreign, state, local or other tax laws and does not describe future changes in tax rules.  You are urged to consult your tax advisor regarding the specific tax consequences applicable to you rather than relying on this general summary.

▪ Generally:

You will not be subject to federal income taxes on your award until you receive shares of Common Stock following the vesting of your restricted stock units.

When you receive your shares, you will realize taxable income based on the fair market value of the shares at the time you receive the shares.

When you sell your shares you may also realize taxable gain (or loss) based upon the difference between the sales price and the amount that you have previously recognized as income.

▪ Withholding Taxes:

When you become subject to income taxes upon your receipt of the shares of Common Stock, Sempra Energy or its subsidiary is required to withhold taxes.  Unless you instruct otherwise and pay or make arrangements satisfactory to Sempra Energy to pay these taxes, upon the distribution of your shares, Sempra Energy will withhold a sufficient number of the shares (valued at the distribution date fair market value) to cover the minimum required withholding taxes and transfer to you only the remaining balance of your shares.

Retention Rights:

Neither your restricted stock unit award nor this Agreement gives you any right to be retained by Sempra Energy or any of its subsidiaries in any capacity and your employer reserves the right to terminate your employment at any time, with or without cause.  The value of your award will not be included as compensation or earnings for purposes of any other benefit plan offered by Sempra Energy or any of its subsidiaries.

Change in Control:

Subject to certain limitations set forth in the 2008 Long Term Incentive Plan, in the event of a Change in Control (as defined in the plan) of Sempra Energy during the portion of the performance period beginning on January 1, 2010 and ending on December 31, 2010, unless your restricted stock units have been forfeited prior to the Change in Control, 100% of your target number of restricted stock units will vest in the event of a Change in Control.  In the event of a Change in Control of Sempra Energy during the portion of the performance period beginning on January 1, 2011 and ending on the first New York Stock Exchange trading day of 2014, unless your restricted stock units have been forfeited prior to the Change in Control, your restricted stock units will vest or be forfeited on the basis of the total shareholder return performance criteria set forth above under “Vesting/Forfeiture” as if the performance period had ended on the date immediately preceeding the date of the Change in Control.

You will receive the number of shares of Common Stock equal to the number of your restricted stock units that have vested.  Also, you will receive the number of shares of Common Stock equal to your dividend equivalents.  You will receive the shares of Common Stock immediately prior to the date of the Change in Control.

Immediately following the Change in Control, your vested and unvested restricted stock units (and dividend equivalents) will terminate.

Further Actions:

You agree to take all actions and execute all documents appropriate to carry out the provisions of this Agreement.

You also appoint as your attorney-in-fact each individual who at the time of so acting is the Secretary or an Assistant Secretary of Sempra Energy with full authority to effect any transfer of any shares of Common Stock distributable to you, including any transfer to pay withholding taxes, that is authorized by this Agreement.

Applicable Law:	This Agreement will be interpreted and enforced under the laws of the State of California.
Other Agreements:

In the event of any conflict between the terms of this Agreement and any written employment, severance or other employment-related agreement between you and Sempra Energy, the terms of this Agreement, or the terms of such other agreement, whichever are more favorable to you, shall prevail.

By signing the Cover Sheet/Summary of this Agreement, you agree to all of the terms and conditions described above and in the 2008 Long Term Incentive Plan

Exhibit A

Examples Illustrating the Determination
of the Vested Percentage of the

Target Number of Restricted Stock Units

The following examples illustrate how the percentage of the target number of restricted stock units is to be determined.  The examples assume that Sempra Energy achieves certain total cumulative shareholder returns for the performance period.  The vested percentage of your target number of restricted stock units will be determined based on Sempra Energy’s actual cumulative total shareholder return for the performance period as measured at the end of the performance period.  No assurance is given that Sempra Energy will achieve the cumulative total shareholder returns shown in the examples.

Example 1

Sempra Energy’s total cumulative shareholder return for the performance period among the companies (ranked by total shareholder returns) in the S&P 500 Utility Index, as determined and certified by the Compensation Committee, is at the 80th percentile.

Because Sempra Energy’s cumulative total cumulative shareholder return is above the 75th percentile, 150% of the target number of restricted stock units vest.  This is the maximum number of restricted stock units under the award.

Example 2

Sempra Energy’s cumulative total shareholder return for the performance period among the companies (ranked by total shareholder returns) in the S&P 500 Utility Index, as determined and certified by the Compensation Committee, is at the 67th percentile.

The percentage of the target number of restricted stock units that vest is determined by a linear interpolation between the percentage based on the achievement of the 65th percentile (130%) and the percentage based on the achievement of the 70th percentile (140%).

The percentage is determined as follows:

(a)

130% (the percentage based on the achievement of the 65th percentile), plus

(b)

10% (the percentage based on the achievement of the 75th percentile, less the percentage based on the achievement of the 65th percentile), multiplied by an interpolation factor.

The interpolation factor equals (67th percentile, less 65th percentile), divided by (70th percentile, less 65th percentile), or two fifths (2/5).

The percentage based on the achievement of the 67th percentile equals:  (a) 130%, plus (b) 10%, multiplied by 2/5, or 134%.   Based on Sempra Energy’s cumulative total shareholder return, 134% of the target number of restricted stock units vest.

Example 3

Sempra Energy’s cumulative total shareholder return for the performance period among the companies (ranked by total shareholder returns) in the S&P 500 Utility Index, as determined and certified by the Compensation Committee, is at the 45th percentile.

Sempra Energy’s cumulative total shareholder return for the performance period among the companies (ranked by total shareholder returns) in the S&P 500 Composite Index, as determined and certified by the Compensation, is at or above the 50th percentile.

Because Sempra Energy’s cumulative total shareholder return is at the 45th percentile when ranked among the companies in the S&P 500 Utility Index, 70% of the target number of restricted stock units would vest (before taking into account Sempra Energy’s performance among the companies in the S&P 500 Composite Index).

However, because Sempra Energy’s cumulative total shareholder return is at or above the 50th percentile when ranked among the companies in the S&P 500 Composite Index, 100% of the target number of restricted stock units vest.

Example 4

Sempra Energy’s cumulative total shareholder return for the performance period among the companies (ranked by total shareholder returns) in the S&P 500 Utility Index, as determined and certified by the Compensation  Committee, is at the 30th percentile.

Also, Sempra Energy’s total shareholder return for the performance period among the companies (ranked by cumulative total shareholder returns) in the S&P 500 Composite Index, as determined and certified by the Compensation Committee, is below the 50th percentile.

Because Sempra Energy’s total shareholder return for the performance period among companies in the S&P 500 Utility Index is below the 35th percentile, none of the target number of restricted stock units vest.